Exhibit 10.1

AGRO CAPITAL MANAGEMENT CORP.

STOCK AND WARRANT PURCHASE AGREEMENT

THIS STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of this 9th day of August, 2021, by and between Agro Capital Management Corp., a Nevada corporation (together with any predecessors or successors thereto as the context requires, the “Company”), and Merida Capital Holdings LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the Company intends to raise up to $3,000,000 (the “Financing”) to expand the Company’s business through acquisitions and organic growth; and

WHEREAS, the Company has authorized the issuance and sale of 50 units (each a “Unit” and collectively the “Units”) at a price of $60,000 per Unit, each Unit consisting of 200,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 200,000 Common Stock purchase warrants (each a “Warrant” and collectively the “Warrants”) with an exercise price of $0.60 per share and a two (2) year exercise period in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. PURCHASE AND SALE

1.1 Purchase and Sale.

Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in Section 2, the Investor irrevocably subscribes for and agrees to purchase from the Company 17 Units for a purchase price of $1,020,000, and the Company agrees to sell to the Investor, upon execution of this Agreement, a total of 17 Units representing 3,400,000 shares of Common Stock and 3,400,000 shares of Common Stock under the Warrant (the “Warrant Shares”).

The Investor shall purchase the Units in cash by check or wire transfer of immediately available funds to:

Bank Name: Wells Fargo Bank

Routing Number: 121000248

Account Number 3445594629

Account Name: Apex Holdings - Agro Capital

1.2. Closing.

The purchase and sale of the shares of the Units (the “Closing”) shall take place at the offices of Culhane Meadows PLLC, 1701 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20006 or at such other time and place as the Company and the Investor mutually agree upon, orally or in writing, following completion of the Closing conditions.

1.3 Transfer Taxes

All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the shares of the Units under this Agreement will be borne and paid by the Company and the Company shall promptly reimburse the Investor for any such tax, fee or duty which it is required to pay under applicable law.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Investor to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Investor the representations and warranties contained in this Section 2 as of the Closing. Such representations and warranties are subject to the qualifications and exceptions set forth in the Company’s publicly filed documents on OTC Markets (OTC Pink: ACMB) or the disclosure schedule delivered to the Investor pursuant to this Agreement (the “Disclosure Schedule”); provided, however, that any information set forth in a Section of the Disclosure Schedule shall not be incorporated (unless by specific reference) to any other section of the Disclosure Schedule.

2.1. Organization and Corporate Power

The Company is a corporation duly organized and, following the Closing, will be validly existing and in corporate good standing under the laws of the State of Nevada. The Company is duly qualified to conduct business and, following the Closing, will be in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company. The Company has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Investor, true and complete copies of its Articles of Incorporation and Bylaws, each as amended and as in effect on the date hereof (hereinafter the “Company Charter” and “Bylaws”, respectively). The Company is not in default under or in violation of any provision of the Company Charter or Bylaws.

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2.2. Capitalization

The authorized capital stock of the Company is 200,000,000 shares of Common Stock, of which 39,770,000 shares are issued and outstanding. All issued and outstanding shares of the Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of common stock and other outstanding securities of the Company have been duly and validly issued in compliance with federal and state securities laws. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list outstanding of authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, securities or obligations of any kind convertible into, any shares of capital stock or other securities of the Company, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the issued and outstanding shares of the Company’s capital stock are free and clear of any liens, pledges, encumbrances, charges, agreements adversely effecting title to such shares or claims (other than those created by virtue of this Agreement), and the certificates evidencing the ownership of such shares are in proper form for the enforcement of the rights and limitations of rights pertaining to said shares which are set forth in the Company Charter and Bylaws. As of the Closing, there are (A) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company’s capital stock, (B) no rights to have the Company’s capital stock registered for sale to the public in connection with the laws of any jurisdiction and (C) no documents, instruments or agreements relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock.

2.3. Authorization

The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, the performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and the sale and delivery of the Company’s shares of Common Stock, the Warrant and the Warrant Shares have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

2.4. Noncontravention

Subject to compliance with the applicable requirements of the Securities Act, the Exchange Act, and any applicable state securities laws, the execution and delivery of this Agreement by the Company, the sale and delivery of the Company’s shares of Common Stock, the Warrant and the Warrant Shares and the consummation by the Company of the transactions contemplated hereby, will not: (a) conflict with or violate any provision of the Company Charter or the Bylaws; (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not made or obtained would not have any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company or any Subsidiary, taken as a whole (a “Material Adverse Effect”); (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract listed in Section 2.4 of the Disclosure Schedule, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Material Adverse Effect on the Company; (d) result in the imposition of any security interest upon any assets of the Company; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its properties or assets, other than such conflicts, violations, defaults, breaches, cancellations or accelerations referred to in clauses (a) through (e) (inclusive) hereof which would not have a Material Adverse Effect on the Company.

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2.5. Valid Issuance

All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the shares of Common Stock are as stated in the Charter. The Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Charter, the shares of Common Stock and the Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the shares of Common Stock, the Warrant and the Warrant Shares are not and will not be subject to any preemptive rights, rights of first offer or rights of first refusal that have not been properly waived or complied with nor trigger any puts, calls or anti-dilution rights for holders of the Company’s securities.

2.6 Subsidiaries

The Company does not have any direct or indirect subsidiaries or any equity interest in any other firm, corporation, membership, joint venture, association or other business organization.

2.7. Financial Statements

The Company has made available its unaudited balance sheet, statement of operations and statement of cash flows as of December 31, 2020 (the “Balance Sheet Date”) and March 31, 2021 (collectively, the “Financial Statements”), all of which have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly and accurately present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company. No material change in the Company’s business has occurred as of the Balance Sheet Date, including any bankruptcy, reorganization, readjustment or succession or any material acquisition or disposition of its assets.

2.8. Governmental Consents and Filings

Assuming the accuracy of the representations made by the Investor in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

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2.9 Rights of Registration and Voting Rights

Except as provided in this Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.10 Property

The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.11 Tax Returns and Payments

There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.12 Insurance

The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.13 Permits

The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

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2.14 Environmental and Safety Laws

Except as could not reasonably be expected to have a Material Adverse Effect to the best of its knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.]

For purposes of this Section 2.14, (i) “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substance.

2.15 Disclosure

No representation or warranty by the Company contained in this Agreement, including any statement contained in the Disclosure Schedule or any Closing document contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Investor hereby makes to the Company the representations and warranties contained in this Section 3 as of each Closing.

3.1. Investment Status

The Investor represents that it is an “accredited investor” as such term is defined in Rule 501 under the Securities Act. The Investor represents to the Company that it is purchasing the Units for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. The Investor acknowledges that the Units have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available. The Investor understands that this investment is subject to risks that could cause the Investor to lose its entire investment.

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3.2. Authority

The Investor represents that it has full right, authority, power and capacity under its charter, by-laws or governing partnership agreement, as applicable, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by the Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under such Investor’s charter, by-laws or governing partnership agreement, as applicable. This Agreement and each agreement, document and instrument executed and delivered by the Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of the Investor enforceable in accordance with their respective terms.

3.3. Investment Banking; Brokerage Fees

The Investor has not incurred or become liable for any broker’s or finder’s fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

SECTION 4. CONDITIONS OF PURCHASE BY THE INVESTOR

The Investor’s obligations to purchase and pay for the Common Stock and Warrant to be purchased by it shall be subject to compliance by the Company with the agreements herein contained and to the fulfillment to the Investor’ satisfaction, or the waiver by the Investor, on or before the Closing of the following conditions:

4.1. Satisfaction of Conditions

The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing and each of the conditions specified in this Section 4 shall have been satisfied or waived in writing by the Investor.

4.2. Authorization

The Board of Directors of the Company (if applicable) shall have duly adopted resolutions in a form reasonably satisfactory to the Investor approving the transactions and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby (including, without limitation, the issuance of the shares of Common Stock as contemplated herein).

4.3. Delivery of Documents

The Company shall have executed and/or delivered to the Investor or shall have caused to be executed and delivered to the Investor a certificate evidencing the shares of Common Stock and Warrant purchased in accordance with each of the Closing conditions or a statement from the Company’s transfer agent showing the number of shares of Common Stock held for the Investor in book-entry form;

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4.4. All Proceedings Satisfactory.

All corporate and other proceedings taken prior to or at each Closing in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to the Investor and the issuance and sale of the shares of Common Stock and the Warrant shall be made in compliance with applicable federal and state law.

4.5. No Violation or Injunction

The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

SECTION 5. CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligation of the Company to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

5.1. Satisfaction of Conditions

The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing as though made on and as of the Closing and each of the conditions specified in this Section 5 shall have been satisfied or waived in writing by the Company.

SECTION 6. SURVIVAL; INDEMNIFICATION

6.1. Survival of Representations, Warranties and Covenants; Indemnification.

(a) All covenants, agreements, representations and warranties of the Company and the Investor made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to the Investor in connection herewith (i) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing for a period of not more than two (2) years (the “Survival Period”) regardless of any investigation on the part of such party or its representatives and (ii) shall bind the parties’ successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investor’s successors and assigns and to its transferees of Securities, whether so expressed or not; provided, that any claim for indemnification made prior to the expiration of such Survival Period shall survive thereafter and, as to any such claim, such expiration will not affect the rights to indemnification of the party making such claim.

(b) Each party to this Agreement agrees to indemnify and hold harmless the other party and its affiliates and their respective direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees, attorneys and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Indemnified Persons”), from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against such party or such other Indemnified Persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreements by the indemnifying party contained herein or in any certificate or document delivered pursuant hereto or otherwise relating to or arising out of the transactions contemplated hereby.

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SECTION 7. COVENANTS

7.1. Registration of Common Stock

(a) The Company shall, within 60 calendar days after it receives its audited financial statements for the years ended December 31, 2020 and 2019 (“Filing Deadline”), use its commercial best efforts to file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the Common Stock purchased under the terms of this Agreement as well as all Warrant Shares (the “Registrable Securities”), which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness. The Registration Statement shall be prepared by the Company’s legal counsel. For each 30 days that the Company fails to meet its Filing Deadline, the Company shall increase the number of shares of Common Stock to be purchased by the Investor and the number of shares to be exercised under the Warrant by 1% of the total number of shares of Common Stock to be purchased under Section 1 of this Agreement or a total of 34,000 shares of Common Stock without any further increase in the $1,020,000 purchase price of the 17 Units.

(b) The Company shall permit the Investor and one (1) legal counsel, designated by the Investor, to review and comment upon the Registration Statement and all amendments and supplements thereto at least two (2) calendar day prior to their filing with the SEC. However, any postponement of a filing of a Registration Statement or any postponement of a request for acceleration or any postponement of the effective date or effectiveness of a Registration Statement by written request of the Investor (collectively, the “Investor’s Delay”) shall not act to trigger any penalty of any kind, or any cash amount due or any in-kind amount due the Investor from the Company under any and all agreements of any nature or kind between the Company and the Investor. The event(s) of an Investor’s Delay shall act to suspend all obligations of any kind or nature of the Company under any and all agreements of any nature or kind between the Company and the Investor.

(c) At the request of the Investor, the Company’s counsel shall furnish to the Investor, within three (3) business days, an opinion letter confirming the effectiveness of the registration statement. Such opinion letter shall be issued as of the date of the effectiveness of the registration statement, in a form suitable to the Investor.

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(d) The Company shall hold in confidence and not make any disclosure of information concerning the Investor unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, or (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order covering such information.

(e) The Company shall use all commercially reasonable efforts to maintain designation and quotation of all the Registrable Securities covered by any Registration Statement on the OTCQB. If, despite the Company’s commercially reasonable efforts, the Company is unsuccessful in satisfying the preceding sentence, it shall use commercially reasonable efforts to cause all the Registrable Securities covered by any Registration Statement to be listed on each other national securities exchange and automated quotation system, if any, on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or system. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 7.1.

7.2 Right of First Refusal

If the Company intends to enter into any sale of its capital stock in excess of $100,000, the Company shall provide the Investor with ten (10) business days’ notice of the terms of such financing, and the Investor shall have the right to purchase such Investor’s pro rata number of shares calculated on a fully diluted basis under the terms of such financing by providing five (5) days’ notice to the Company of such Investor’s exercise of this right of first refusal. The Investor’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares to be sold by the Company and (ii) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of any rights to acquire shares of Common Stock held by the Investor at the time of the notice, and the denominator of which is the total number of shares of Common Stock issued or issuable upon the conversion or exercise of any rights to acquire shares of Common Stock at the time of the notice held by all shareholders or holders of convertible securities.

7.3 Best Share Price

If the Company issues in the next six (6) months after the Closing to any person any shares of Common Stock at a price per share less than $0.30 per share, as may be adjusted for stock splits and recapitalizations, then the Investor shall be granted such number of additional shares of Common Stock equal to the number of shares of Common Stock as the Investor would have received had the purchase price been at such lower per share price. The number of shares exercisable under the Warrant shall increase by that same number of shares of Common Stock. The terms of this Section 7.2 shall exclude Common Stock issued in connection with any stock option plan, bank financings, repurchase or extinguishment of current debt, repurchase of shares issued to employees and consultants and mergers and acquisitions.

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7.4 Authorized Shares

The Company shall have at least 110% of the number of shares of Common Stock and Warrant Shares issuable under this Agreement to the Investor authorized and unissued for so long as the Investor holds Common Stock and the Warrant.

SECTION 8. GENERAL

8.1. Amendments, Waivers and Consents

For purposes of this Agreement, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investor.

8.2. Legend on Securities

The Company and the Investor acknowledge and agree that the following legend (or one substantially similar thereto) shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by the Investor:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

8.3. Governing Law

This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Nevada without regard to the principles thereof relating to conflict of laws.

8.4. Section Headings and Gender

The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

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8.5. Counterparts

This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

8.6. Notices and Demands

Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, by electronic mail upon confirmation of receipt, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery:

If to the Company:

Agro Capital Management Corp.

2620 Regatta Drive

Suite 102

Las Vegas, NV 89128

Attn: Scott Benson, CEO

email: sbenson@apexdsc.com

With a copy to:

Culhane Meadows PLLC

1701 Pennsylvania Avenue, N.W.

Suite 200

Washington, D.C. 20006

Attn: Ernest M. Stern, Esq.

email: estern@cm.law

If to the Investor:

Merida Capital Holdings LLC

641 Lexington Avenue

Suite 1801

New York, NY 10022

Attn: Jeff Monat, Senior Partner

Email: jeff@meridacap.com

8.8. Jurisdiction of Disputes; Venue.

The parties irrevocably submit to the jurisdiction of any federal or state court in New York County, New York in any action arising out of this Agreement, and waive, to the fullest extent that they may effectively do so, the defense of an inconvenient forum. The parties also agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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8.8. Assignability

The rights of the Investor set forth in this Agreement are transferable to each transferee who receives shares of Common Stock. Each such transferee must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights set forth herein.

8.9. Integration

This Agreement, including the exhibits, documents and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.10. Recitals

The parties acknowledge the accuracy of the Recitals and incorporate the Recitals into and make them a part of this Agreement.

8.11 Publicity

Neither the Investor nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by those parties mentioned in such press release or public disclosure in advance.

8.12 Confidentiality.

Subject to the terms and conditions of this section 8.12, each of the parties hereto shall treat as confidential the terms and conditions of this Agreement and all knowledge and information concerning the business or property of the other party (the “Information”) which may be acquired in the course of negotiation or performance of this Agreement. Each party further agrees that it will not divulge to any third parties, without the prior written consent of the other parties, any of the Information. Each party further agrees that it will not make any commercial use whatsoever of the Information without the prior written consent of the other party and that the Information shall be used solely for that party’s performance under this Agreement. The obligations of each party under this section 8.12 do not apply to:

(a)	Information which can be demonstrated by the disclosing party to have been, at the time of its receipt by such party or thereafter, public information or information that is publicly available by reason other than the failure of the disclosing party to comply with the undertakings set forth herein;

(b)	Information which can be demonstrated by the disclosing party to have been in its lawful possession and not supplied by the other Party, prior to the disclosing Party’s initial receipt hereunder;

(c)	Information which can be demonstrated by the disclosing party to have been acquired lawfully by such Party from a third party not under any obligation of confidentiality to the other Party; or

(d)	Information which the disclosing party is legally obligated to disclose, in which case the disclosing Party shall give at least 20 days advance notice to the other Party prior to such disclosure.

Each party further agrees that only those of its employees, servants or agents who have a need to receive Information for the performance of its obligations under this Agreement shall have access thereto and, in such event, such party agrees and undertakes to cause its said employees, servants and agents to hold such Information so received under the obligations of confidentiality imposed by this section 8.12. For greater certainty, each party shall be responsible to the other party for any disclosure or use of the Information contrary to this Agreement by any of such parties’ employees, servants or agents or any other party to whom such party has disclosed such Information.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Investor have caused this Stock and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

AGRO CAPITAL MANAGEMENT CORP.

By:	/s/ Scott Benson
Name:	Scott Benson
Title:	CEO

INVESTOR

MERIDA CAPITAL HOLDINGS LLC

By:	/s/ Mitch Baruchowitz
Name:	Mitch Baruchowitz
Title:	Managing Partner

[Signature Page to Stock Purchase and Warrant Agreement]

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DISCLOSURE SCHEDULE

Schedule 2.11 (Tax Returns and Payments)

The Company has filed extensions for its federal and state income taxes for the years 2020 and 2019. As of most recent quarter ended June 30, 2021, the Company had estimated federal and state loans payable for certain payroll and excise taxes of approximately $800,000 and $1,00,000, respectively, as detailed in the Company’s financial statements that have been provided to the Investor. The Company is in the process of negotiating payment plans with the IRS to pay off the loans in full over the next five years but expects to do so sooner to reduce certain penalties and accrued interest. Excise tax payments are proceeding according to the schedule agreed upon with the State of California. The Company anticipates an insurance settlement from a current lawsuit which, if successful, will accelerate payment of most if not all of the outstanding payroll and excise taxes due. Regardless of the outcome of the lawsuit, monthly payments have been allocated for payment of these taxes in the cash planning forecast.

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Exhibit A

FORM OF WARRANT

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